Exhibit 15.1

To the Stockholders of

Stone Energy Corporation:

We are aware of the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-67332, 333-51968, 333-64448, 333-87849, and 333-107440 and Form S-3 No. 333-86450) of Stone Energy Corporation of our report dated May 3, 2005 relating to the unaudited condensed consolidated interim financial statements of Stone Energy Corporation that is included in its Form 10-Q for the quarter ended March 31, 2005.

Very truly yours,

/s/ Ernst & Young LLP

New Orleans, Louisiana
May 3, 2005